Exhibit 3.2
AMENDED AND RESTATED CODE OF BY-LAWS
OF
HILLENBRAND, INC.
(as adopted by the Board of Directors effective on May 5, 2022)
ARTICLE 1.
Definition of Certain Terms
Section 1.01    Corporation. The term “Corporation,” as used in this Code of By-laws, shall mean and refer to Hillenbrand, Inc., a corporation duly organized and existing under and pursuant to the provisions of The Indiana Business Corporation Law, as amended.
Section 1.02    Common Stock; Preferred Stock. The term “Common Stock,” as used in this Code of By-laws, shall mean and refer to the shares of Common Stock, without par value, which the Corporation is authorized to issue under and pursuant to the provisions of the articles of incorporation of the Corporation. The term “Preferred Stock,” as used in this Code of By-laws, shall mean and refer to the shares of Preferred Stock, without par value, which the Corporation is authorized to issue under and pursuant to the provisions of the articles of incorporation of the Corporation.
Section 1.03    Shareholder. The term “shareholder,” as used in this Code of By-laws, shall mean and refer to a person in whose name shares of Common Stock or Preferred Stock are registered in the records of the Corporation.
Section 1.04    Board of Directors. The term “Board of Directors,” as used in this Code of By-laws, shall mean and refer to the board of directors of the Corporation. The term “Director,” as used in this Code of By-laws, shall mean and refer to a director of the Corporation.
Section 1.05    Officers. The terms “President,” “Chief Executive Officer,” “Chief Financial Officer,” “Vice President,” “Executive Vice President,” “Senior Vice President,” “Secretary,” “Assistant Secretary,” “Treasurer” and “Assistant Treasurer,” as used in this Code of By-laws, shall mean and refer, respectively, to the individuals holding those offices of the Corporation in their capacities as such.
Section 1.06    Act. The term “Act,” as used in this Code of By-laws, shall mean and refer to The Indiana Business Corporation Law, as now in force or hereafter amended.
Section 1.07    Principal Office. References in this Code of By-laws to the Principal Office of the Corporation are to the Corporation’s “principal office,” as such term is defined in the Act.

ARTICLE 2.
Shares of the Corporation

Section 2.01    Certificated and Uncertificated Shares; Form of Certificates. Shares of the Corporation may but need not be represented by certificates. The Board of Directors may authorize the issue of some or all of the shares of any or all classes or series of shares of the Corporation without certificates. Certificates representing shares of the Corporation shall be in such form as is prescribed by law and approved by the Board of Directors.

Section 2.02    Transfer of Shares. Shares of the Corporation shall be transferable in the manner prescribed by applicable law and in this Code of By-laws. Transfer of shares of the Corporation shall be made only on the share transfer books of the Corporation and, in the case of certificated shares, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender to the Corporation or its transfer agent of the certificate for such shares, properly endorsed for transfer, and upon payment of all necessary transfer taxes; or, in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered owner of such shares or by such person’s attorney lawfully constituted in writing and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance, or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of the Corporation, every certificate exchanged, returned, or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or an Assistant Secretary or the Corporation’s transfer agent. No transfer of shares of the Corporation shall be valid as against the Corporation for any purpose until it shall have been entered in the share transfer books of the Corporation.
Section 2.03    Lost, Destroyed or Stolen Share Certificates. The Board of Directors or the Secretary may direct a new share certificate or uncertificated shares to be issued in place of any share certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen, or destroyed certificate. When authorizing such issue of a new share certificate or uncertificated shares, the Board of Directors or the Secretary may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen, or destroyed certificate, or the owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the share certificate alleged to have been lost, stolen, or destroyed or the issuance of such new share certificate or uncertificated shares..
Section 2.04    Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents, one or more registrars, and one or more agents to act in the dual capacity of transfer agent and registrar with respect to the shares of the Corporation.
ARTICLE 3.
The Shareholders
Section 3.01    Annual Meeting. The annual meeting of shareholders shall be held on such date and at such time as may be designated from time to time by the Board of Directors for the purposes of electing individuals to the Board of Directors in accordance with Section 4.03, acting upon such other questions or matters as are proposed to be submitted to a vote at the meeting and acting upon such further questions or matters as may properly come before the meeting. The annual meeting shall be called by the Board of Directors.
Section 3.02    Special Meeting. A special meeting of shareholders may be called at any time by the Board of Directors or by the President and shall be called by the Board of Directors, the President, or the Secretary if there is delivered to the Secretary a written demand for a special meeting signed by shareholders holding not less than one-fourth (1/4) of the voting power of all of the shares of the Corporation entitled to vote on the business for which the meeting is being called (determined as of the date upon which such demand is received by the Secretary), which written demand sets forth a concise statement of the questions or matters proposed to be submitted to a vote at the meeting. At any special meeting of shareholders, only business within the purpose or purposes described in the notice of such meeting given in accordance with Section 3.05 may be conducted.
Section 3.03    Place of Meetings. Meetings of the shareholders may be held at the Principal Office of the Corporation or any other place, within or without the State of Indiana, or may be held solely by remote communication, in each case as determined by the Board of Directors.
Section 3.04    Record Date. For the purpose of determining the shareholders entitled to notice of, or to vote at, any meeting of shareholders, for the purpose of determining the shareholders entitled to receive payment of any dividend or other distribution, or in order to make a determination of the shareholders for any other corporate purpose, the Board of Directors may fix in advance a date as the record date for that determination of the shareholders, that date, in any case, to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days, before the date upon which the particular action, requiring that determination of the shareholders, is to be taken. If no record date is fixed by the Board of Directors for the determination of the shareholders entitled to notice of, or to vote at, a meeting of shareholders, then the date ten (10) days before the date of the meeting shall be the record date for the meeting. If no record date is fixed by the Board of Directors for the determination of the shareholders entitled to receive payment of a dividend or other distribution, then the date upon which the resolution of the Board of Directors declaring the dividend or other distribution is adopted shall be the record date for the determination of the shareholders. When a determination of the shareholders entitled to notice of, or to vote at, a meeting of shareholders has been made, the determination shall apply to any adjournment of the meeting, except as otherwise required by law. If no record date is fixed by the Board of Directors for the determination of the shareholders entitled to demand a special meeting pursuant to Section 3.02, the record date for determining shareholders entitled to demand a special meeting pursuant to Section 3.02 is the date the written demand contemplated by Section 3.02 is received by the Secretary. The shareholders upon any record date shall be the shareholders as of the close of business on that record date.
Section 3.05    Notice of Meetings. Not less than ten (10) days and not more than sixty (60) days before the date of each annual or special meeting of shareholders, the Corporation shall notify in writing (which may include electronic transmission) the shareholders entitled to notice of or to vote at such meeting of the date, time, and place, if such meeting will be located at a place, of such meeting and the means of remote communication, if any, by which shareholders may be considered present in person and vote at such meeting. If such meeting is a special meeting or if otherwise required under the Act or the Corporation’s articles of incorporation, the notice of such meeting shall include a description of the purpose or purposes for which such meeting is called.
Notice of a meeting of shareholders pursuant to this Section 3.05 may be communicated (1) in person; (2) by telegraph, teletype, or other form of wire or wireless communication; (3) by first class, certified, or registered United States mail, postage prepaid or by private carrier service, fees prepaid or billed to the sender; (4) if the shares to which such notice relates are of a class of securities that is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the notice and the related proxy or information statement required under the Exchange Act are available to the public, without cost or password, through the Corporation’s Internet web site not fewer than thirty (30) days before such meeting, by any class or form of mail through the United States Postal Service, postage prepaid; (5) electronically; or (6) in any other manner permitted by the Act.
A shareholder may at any time waive notice of a meeting of shareholders if the waiver is in writing and is delivered to the Corporation for inclusion in the minutes or filing with the Corporation’s corporate records. A shareholder’s attendance at a meeting, or participation by remote communication in a meeting in accordance with this Code of By-laws, whether in person or by proxy, (a) waives objection to lack of notice or defective notice of such meeting, unless such shareholder or such shareholder’s proxy at the beginning of such meeting objects to holding such meeting or transacting business at such meeting and (b) waives objection to consideration of a particular matter at such meeting that is not within the purpose or purposes described in the meeting notice, unless such shareholder or such shareholder’s proxy objects to considering the matter when it is presented. Each shareholder that has, in the manner above provided, waived notice or objection to notice of a shareholders’ meeting shall be conclusively presumed to have been given due notice of such meeting, including the purpose or purposes thereof.
If an annual or special shareholders’ meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place, if any, if the new date, time, or place and the means of remote communication, if any, by which shareholders may be deemed to be present in person and vote at the adjourned meeting are announced at such meeting before adjournment, unless a new record date is or must be established for the adjourned meeting.
Section 3.06    List of Shareholders. The Secretary shall, not less than five (5) business days before the date of each meeting of shareholders, prepare, or cause to be prepared, a complete alphabetical list of the names of the shareholders entitled to notice of such meeting. Such list shall be arranged by voting group (and within each voting group by class or series of shares) and shall show the address of and number of shares of the Corporation held by each of those shareholders (determined as of the record date for such meeting). The Secretary shall cause such list to be available for inspection by any shareholder entitled to vote at such meeting, beginning five (5) business days before the date of such meeting and continuing through such meeting, at the Principal Office of the Corporation. The Secretary shall also cause such list to be made available at such meeting, and any shareholder, or such shareholder’s agent or attorney authorized in writing, shall be entitled to inspect such list at any time during such meeting or any adjournment thereof. If such meeting is held solely by means of remote communication, such list shall be open to examination by any shareholder at any time during such meeting on a reasonably accessible electronic network, and information required to access such list shall be provided with the notice of such meeting.
Section 3.07    Quorum at Meetings. At any meeting of shareholders, the presence, in person or by proxy, of shareholders holding a majority of the votes entitled to be cast at the meeting (determined as of the record date for the meeting) shall constitute a quorum. In the absence of a quorum at a meeting of shareholders, the chairperson of such meeting or the holders of a majority of the shares entitled to vote present in person or by proxy may adjourn such meeting from time to time, until a quorum shall be present. At any such adjourned meeting at which a quorum may be present, any business may be transacted that might have been transacted at the meeting as originally called. Once a share is represented for any purpose at a meeting of shareholders, it is deemed present for quorum purposes for the remainder of such meeting and for any adjournment of such meeting unless a new record date is or must be set for that adjourned meeting.
Section 3.08    Voting at Meetings. Any action required or permitted to be taken at any meeting of shareholders with respect to any question or matter other than the election of Directors shall be taken pursuant to a vote of the duly authorized, issued and outstanding shares of the Corporation entitled to vote at the meeting (determined as of the record date for the meeting) present, in person or by proxy, at a meeting at which a quorum is present, in which the votes cast favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by the provisions of the Act, the articles of incorporation of the Corporation or other applicable legal or regulatory requirement, in which event the action shall be taken only pursuant to the affirmative vote of the greater number. Directors shall be elected as provided in Section 4.03.

Section 3.09    Voting by Proxy. A shareholder may vote such shareholder’s shares at any meeting of shareholders either in person or by proxy. A shareholder may authorize a person or persons to act for such shareholder as proxy Each proxy shall be in the form of a written instrument executed by the shareholder or a duly authorized agent of the shareholder, or may be transmitted by electronic submission as authorized by the Corporation. No proxy shall be voted at any meeting unless and until it has been filed with the Secretary.
Section 3.10    Notice of Shareholder Business. (a) At any meeting of shareholders, only such business may be conducted as shall have been properly brought before the meeting, and as shall have been determined to be lawful and appropriate for consideration by shareholders at the meeting. To be properly brought before a meeting business must be (i) specified in the notice of meeting given in accordance with Section 3.05, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or the Chairperson of the Board or the President, or (iii) otherwise properly brought before the meeting by a shareholder (A) that is a shareholder of record on the date of the giving by such shareholder of the notice provided for in this Section 3.10 and on the record date for the determination of shareholders entitled to notice of and to vote at the meeting, (B) that is entitled to vote on such business at the meeting, and (C) that complies with the notice procedures set forth in this Section 3.10. For business (other than nominations of persons for election to the Board of Directors, which must comply with Section 3.11) to be properly brought before a meeting by a shareholder pursuant to clause (iii) above, the shareholder must have given timely notice thereof in proper written form to the Secretary at the Principal Office of the Corporation.
(b) To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary at the Principal Office of the Corporation not later than 100 days prior to the anniversary of the date of the immediately preceding annual meeting which was specified in the initial formal notice of such meeting (except that, if the date of the forthcoming annual meeting is more than 30 days after such anniversary date, such written notice will be timely if received by the Secretary by the later of 100 days prior to the forthcoming meeting date and the close of business 10 days following the date on which the Corporation first makes public disclosure of the meeting date). In no event shall the adjournment or postponement of a meeting of shareholders, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as provided above in this Section 3.10(b).
To be in proper written form, a shareholder’s notice to the Secretary must set forth the following information:
(i) as to each matter such shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the proposed text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a propose to amend this Code of By-laws, the text of the proposed amendment), and the reasons for conducting such business at the meeting;
(ii) a representation that such shareholder intends to appear in person or by proxy at the meeting to bring such business before the meeting; and
(iii) as to such shareholder and the beneficial owner, if any, on whose behalf such business is proposed to be brought before the meeting or any such proposal regarding such business is being made, (A) the name and address of such person; (B) (1) the class or series and number of all shares of the Corporation that are owned beneficially or of record by such person and any affiliates or associates of such person, (2) the name of each nominee holder of shares of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of the Corporation held by each such nominee holder, (3) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge, or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to shares of the Corporation, and (4) whether and the extent to which any other transaction, agreement, arrangement or understanding (including, without limitation, any short position or any borrowing or lending of shares of the Corporation) has been entered into or made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of share price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to any shares of the Corporation; (C)  a description of all agreements, arrangements or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with or relating to (I) the Corporation or (II) such business or any such proposal regarding such business, and any material interest in, or anticipated benefit from, such business or proposal on the part of such person or any affiliates or associates of such person; and (D) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to such business proposed to be brought by or on behalf of such person before the meeting pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.
(c) A shareholder giving notice of business proposed to be brought before a meeting of shareholders pursuant to this Section 3.10 shall update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.10 shall be true and correct as of the record date for determining the shareholders entitled to receive notice of such meeting, and such update and supplement shall be in writing and shall be delivered to or mailed and received by the Secretary at the Principal Office of the Corporation not later than five (5) business days after the record date for determining the shareholders entitled to receive notice of such meeting. Such shareholder shall update and supplement such notice thereafter in writing delivered to or mailed to and received by the Secretary at the Principal Office of the Corporation to reflect any change in such information within two (2) business days of any change in such information and, in any event, as of the close of business on the day preceding the date of such meeting.
(d) If the chairperson of a meeting of shareholders determines that business was not properly brought before such meeting in accordance with this Code of By-laws, or that business was not lawful or appropriate for consideration by shareholders at such annual meeting, he or she shall so declare to such meeting, and any such business shall not be transacted.
(e) Nothing contained in this Section 3.10 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).
Section 3.11    Notice of Shareholder Nominees. (a) Only persons who are nominated in accordance with the procedures set forth in this Section 3.11 shall be eligible for election to the Board of Directors, except as may be otherwise provided in the articles of incorporation of the Corporation with respect to the right of holders of shares of Preferred Stock to nominate and elect a specified number of Directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder (A) that is a shareholder of record on the date of the giving by such shareholder of the notice provided for in this Section 3.11 and on the record date for the determination of shareholders entitled to notice of and to vote at the meeting, (B) that is entitled to vote for the election of members of the Board of Directors at the meeting, and (C) that complies with the notice procedures set forth in this Section 3.11.
(b) In addition to any other applicable requirements, for nominations to be made by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary at the Principal Office of the Corporation, and any nominee must satisfy the qualifications established by the Board of Directors from time to time as contained in the proxy statement of the Corporation for the immediately preceding annual meeting or posted on the Internet web site of the Corporation.
To be timely, a shareholder’s notice of nomination must be delivered to or mailed and received by the Secretary at the Principal Office of the Corporation (i) in the case of an annual meeting, not later than 100 days prior to the anniversary of the date of the immediately preceding annual meeting which was specified in the initial formal notice of such meeting (except that, if the date of the forthcoming annual meeting is more than 30 days after such anniversary date, such written notice will be timely if received by the Secretary by the later of 100 days prior to the forthcoming meeting date and the close of business 10 days following the date on which the Corporation first makes public disclosure of the meeting date) and (ii) in the case of a special meeting, the close of business on the tenth day following the date on which the Corporation first makes public disclosure of the meeting date.
To be in proper written form, a shareholder’s notice to the Secretary must set forth the following information:
(i) as to each person whom the shareholder proposes to nominate for election as a Director:
(A) the name, age, business address, and residence address of such person;
(B) the principal occupation or employment of such person;
(C) (1) the class or series and number of all shares of the Corporation that are owned beneficially or of record by such person and any affiliates or associates of such person, (2) the name of each nominee holder of shares of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of the Corporation held by each such nominee holder, (3) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge, or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to shares of the Corporation, and (4) whether and the extent to which any other transaction, agreement, arrangement or understanding (including, without limitation, any short position or any borrowing or lending of shares of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of share price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to any shares of the Corporation;
(D) such person’s written representation and agreement that such person (1) is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director, will act or vote on any issue or question, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a Director that has not been disclosed to the Corporation in such representation and agreement, (3) intends, if elected as a Director, to serve as a Director for the term for which he or she is so elected, and (4) in such person’s individual capacity, would be in compliance and will comply, if elected as a Director, with all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, and stock ownership and trading policies and guidelines of the Corporation and all applicable publicly disclosed codes of conduct and ethics of the Corporation; and
(E) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of Directors at the meeting pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and
(ii) as to such shareholder, and the beneficial owner, if any, on whose behalf such nomination is to be made:
(A) the name and record address of such shareholder and the name and principal place of business of such beneficial owner;
(B) (1) the class or series and number of all shares of the Corporation that are owned beneficially or of record by such person and any affiliates or associates of such person, (2) the name of each nominee holder of shares of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of the Corporation held by each such nominee holder, (3) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge, or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to shares of the Corporation, and (4) whether and the extent to which any other transaction, agreement, arrangement or understanding (including, without limitation, any short position or any borrowing or lending of shares of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of share price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to any shares of the Corporation;
(C) a description of (1) all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any proposed nominee, or any affiliates or associates of such proposed nominee, (2) all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, or otherwise relating to the Corporation or their ownership of shares of the Corporation, and (3) any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person or any affiliates or associates of such person;
(D) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in such notice; and
(E) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for election of Directors at the meeting pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
and must be accompanied, for each proposed nominee to which such notice relates, by a written consent of such proposed nominee to being named in the Corporation’s proxy materials as a nominee and to serving as a Director if elected and a written questionnaire (the form of which questionnaire shall be provided by the Secretary upon written request), completed and duly executed by such proposed nominee, with respect to the background and qualification of such proposed nominee.
In addition to the information required or requested pursuant to the immediately preceding paragraph or any other provision of this Code of By-laws, the Corporation may require any nominee or proposed nominee for election to the Board of Directors to furnish any other information (x) that may reasonably be requested by the Corporation to determine whether such nominee or proposed nominee would be independent under the rules and listing standards of the securities exchanges upon which shares of the Corporation are listed or traded, any applicable rules of the U.S. Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Directors; (y) that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee or proposed nominee; or (z) that may reasonably be requested by the Corporation to determine the eligibility of such nominee or proposed nominee to serve as a Director.
(c) A shareholder giving notice of any nomination of persons for election to the Board of Directors proposed to be made at a meeting of shareholders pursuant to this Section 3.11 shall update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.11 shall be true and correct as of the record date for determining the shareholders entitled to receive notice of such meeting, and such update and supplement shall be delivered to or be mailed to and received by the Secretary at the Principal Office of the Corporation not later than five (5) business days after the record date for determining the shareholders entitled to receive notice of such meeting. Such shareholder shall update and supplement such notice thereafter in writing delivered to or mailed to and received by the Secretary at the Principal Office of the Corporation to reflect any change in such information within two (2) business days of any change in such information and, in any event, as of the close of business on the day preceding the date of such meeting.
(d) No person shall be eligible for election as a Director unless nominated in accordance with the procedures set forth in this Section 3.11, including, without limitation, compliance by such person with any requirement to furnish information pursuant to the last paragraph of Section 3.11(b). If the chairperson of a meeting of shareholders determines that a nomination of a person for election to the Board of Directors at such meeting was not made in accordance with such procedures, such chairperson shall declare to such meeting that such nomination was defective, and such defective nomination shall be disregarded.

Section 3.12    Conduct of Meetings. At each meeting of shareholders, the Chairperson of the Board or, in the absence of the Chairperson of the Board, the Vice Chairperson of the Board or, in the absence of the Vice Chairperson of the Board, such person as may be appointed by the Board of Directors to preside at such meeting shall preside as the chairperson of such meeting.
The Board of Directors may adopt such rules and regulations for the conduct of any meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with this Code of By-laws or such rules and regulations as adopted by the Board of Directors, the chairperson of the meeting of shareholders shall have the right and authority to convene and to adjourn the meeting (whether or not a quorum is present), to prescribe such rules, regulations and procedures, to decide questions relating to the conduct of the meeting, and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting of shareholders, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on attendance at or participation in the meeting to shareholders, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine, (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof, (v) limitations on the time allotted to questions or comments by participants, and (vi) restrictions on the use of mobile phones, audio or video recording devices and similar devices at the meeting. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, a meeting of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure or any other rules of procedure or conduct.
The chairperson of a meeting of shareholders may adjourn such meeting from time to time, regardless of whether a quorum is present. Any previously scheduled meeting of shareholders may be postponed by resolution of the Board of Directors, or by any officer or Director designated by the Board of Directors, upon public notice given prior to the time previously scheduled for such meeting.
ARTICLE 4.
The Board of Directors
Section 4.01    Number of Members. The Board of Directors shall consist of no fewer than seven (7) members and no more than thirteen (13) members, as fixed from time to time by resolution of the Board of Directors.
Section 4.02    Qualification of Members. Each member of the Board of Directors shall be an adult individual. Members of the Board of Directors need not be shareholders of the Corporation and need not be residents of the State of Indiana or citizens of the United States of America.
Section 4.03    Election of Members; Classes of Directors; Terms; Vote Required. The members of the Board of Directors shall be elected by the shareholders at the annual meeting of shareholders, at a special meeting of shareholders called for that purpose or by the unanimous written consent of the shareholders, except that a majority of the duly elected and qualified members of the Board of Directors then occupying office may fill any vacancy in the membership of the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause, or caused by an increase in the number of the members of the Board of Directors.

The members of the Board of Directors shall be divided into three classes, each having one-third of the total number of members of the Board of Directors or as near to one-third of such number as may be possible, with the difference between the number of Directors in any class and the number of Directors in any other class not exceeding one. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes as determined by the Board of Directors, provided that (i) in no case will a decrease in the number of Directors shorten the term of any incumbent Director and (ii) any such increase or decrease shall be apportioned such that each class has one-third of the total number of members of the Board of Directors or as near to one-third of such number as may be possible, with the difference between the number of Directors in any class and the number of Directors in any other class not exceeding one.
At each annual meeting of shareholders, the terms of all of the members of one class of Directors shall expire and Directors shall be elected to succeed the members of such class for three-year terms expiring at the third succeeding annual meeting of shareholders. A Director elected by the Board of Directors to fill any vacancy on the Board of Directors shall be elected for a term expiring at the next succeeding annual meeting of shareholders, regardless of the class to which such Director is elected, and at such next annual meeting of shareholders, a Director shall be elected to succeed such Director for a term of one, two, or three years expiring at the next annual meeting of shareholders at which full three-year terms of members of such Director’s class will expire. Except as otherwise provided below, each member of the Board of Directors shall serve as such throughout the term for which he or she is elected and until his or her successor is duly elected and qualified.
Unless the articles of incorporation of the Corporation provide otherwise, Directors elected at a meeting of shareholders shall be elected to the Board of Directors if a majority of the votes cast by the shares entitled to vote in the election at a meeting of shareholders at which a quorum is present are cast in favor of a nominee’s election; provided, however, that, if the number of nominees for Director exceeds the number of Directors to be elected, Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting of shareholders at which a quorum is present. If an incumbent Director nominee fails to receive the required vote, the Director’s term shall end at the annual meeting at which he or she failed to receive the required vote. If a Director’s term ends as described in the immediately preceding sentence, then the Board of Directors may fill the resulting vacancy as provided in this Section 4.03, or may decrease the size of the Board of Directors pursuant to Section 4.01.
Section 4.04    Removal of Members. Any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.
Section 4.05    Resignations of Members. Any member of the Board of Directors may resign at any time, with or without cause, by delivering written notice of his or her resignation to the Board of Directors. The resignation shall take effect at the time specified in the written notice or upon receipt by the Board of Directors, as the case may be, and, unless otherwise specified in the written notice, the acceptance of the resignation shall not be necessary to make it effective.
Section 4.06    Annual Meeting; Regular Meetings. The Board of Directors shall hold its annual meeting immediately following the annual meeting of shareholders for the purposes of electing individuals to each of the offices of the Corporation and acting upon such other questions or matters as may properly come before the meeting. The Board of Directors may provide by resolution for the holding of regular meetings in addition to its annual meeting.

Section 4.07    Special Meetings. Special meetings of the Board of Directors may be called by the Chairperson of the Board, the Vice Chairperson of the Board, or any three (3) members of the Board of Directors, excluding any Director (other than the President) who has not been determined to be an independent member of the Board of Directors..
Section 4.08    Place of Meetings; Participation Other Than in Person. Unless otherwise provided by resolution of the Board of Directors, the annual meeting of the Board of Directors shall be held at the same place at which the annual meeting of shareholders is held. Special meetings of the Board of Directors and regular meetings of the Board of Directors other than the annual meeting may be held at the Principal Office of the Corporation or at any other place, within or without the State of Indiana. The Board of Directors may permit any or all Directors to participate in any meeting of the Board of Directors by, or conduct any such meeting through the use of, any means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting of the Board of Directors by such means shall be deemed to be present in person at such meeting.
Section 4.09    Notice of Meetings. No notice of the annual meeting of the Board of Directors or of regular meetings of the Board of Directors other than the annual meeting shall be required. Notice of any special meeting of the Board of Directors stating the date, time, and place of such meeting shall be given to each Director not less than twenty-four (24) hours before such meeting or within such shorter interval before such meeting as the person or persons calling such meeting may deem necessary or appropriate under the circumstances. Such notice need not specify the purpose or purposes of such meeting and may be communicated in person (either in writing or orally); by telephone, telegraph, teletype, or other form of wire or wireless communication; by mail; electronically; or in any other manner permitted by the Act. If given by mail, such notice shall be mailed, addressed to the applicable Director’s address listed in the most current records of the Corporation, by United States mail, postage prepaid, or by private carrier service, fees prepaid or billed to the Corporation, at least five (5) days (as evidenced by the postmark or private carrier receipt) prior to the scheduled time of such meeting.
Any Director may waive any notice required by the Act, the articles of incorporation of the Corporation or this Code of By-laws before or after the date and time stated in the notice. Except as provided in the next sentence, such waiver must be in writing, signed by the Director entitled to the notice, and filed with the minutes or corporate records of the Corporation. A Director’s attendance at or participation in a meeting of the Board of Directors waives any required notice to such Director of such meeting unless such Director at the beginning of such meeting (or promptly upon such Director’s arrival) objects to holding such meeting or transacting business at such meeting and does not thereafter vote for or assent to action taken at such meeting.
Section 4.10    Quorum at Meetings. At any annual meeting, other regular meeting or special meeting of the Board of Directors, the presence of a majority of the then duly elected and qualified members of the Board of Directors then occupying office shall constitute a quorum.
Section 4.11    Voting at Meetings. If a quorum is present when a vote is taken, the affirmative vote of a majority of the Directors present is the act of the Board of Directors, unless a greater number is required by the provisions of the Act, the articles of incorporation of the Corporation or this Code of By-laws.
Section 4.12    Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors with respect to any question or matter may be taken without a meeting if the action is taken by all members of the Board of Directors and the action is evidenced by one (1) or more written consents describing the action taken, signed by each Director, delivered to the Secretary and included in the minutes or filed with the corporate records of the Corporation reflecting the action taken. Action taken under this Section 4.12 is effective when the last Director signs the consent unless (a) the consent specifies a different prior or subsequent effective date, in which case the consent is effective on that date, or (b) no effective date contemplated by the immediately-preceding clause (a) is designated and the action taken under this Section 4.12 is taken electronically as contemplated by the Uniform Electronic Transactions Act (Chapter 8 of Article 2 of Indiana Code Title 26), in which case the effective date is the date determined in accordance with the Uniform Electronic Transactions Act. A consent signed under this Section 4.12 has the effect of a meeting vote and may be described as such in any document. A Director’s consent may be withdrawn by a revocation signed by the Director and delivered to the Corporation before the delivery to the Corporation of unrevoked written consents signed by all the Directors.
Section 4.13    The Chairperson of the Board. The Board of Directors may appoint a Chairperson of the Board from among the members of the Board of Directors. The Chairperson of the Board shall provide leadership and direction to the Board of Directors, shall provide advice and counsel to the President and other officers of the Corporation, shall preside at all meetings of the Board of Directors and at each meeting of shareholders as chairperson of such meeting of shareholders, and shall, in addition, have such further powers and perform such further duties as are specified in this Code of By-laws or as the Board of Directors may, from time to time, assign or delegate to the Chairperson of the Board.
Section 4.14    The Vice Chairperson. The Board of Directors may appoint a Vice Chairperson of the Board from among the members of the Board of Directors. The Vice Chairperson of the Board shall preside at all meetings of the Board of Directors in the absence of the Chairperson of the Board, shall preside at each meeting of shareholders as chairperson of such meeting of shareholders in the absence of the Chairperson of the Board, shall otherwise act in place of and carry out the responsibilities of the Chairperson of the Board if the Chairperson of the Board is absent or unable to act, shall assist the Chairperson of the Board in providing leadership and direction to the Board of Directors, shall, at the request of the Chairperson of the Board, provide advice and counsel to or otherwise assist the Chairperson of the Board in the conduct of the responsibilities of the Chairperson of the Board, and shall have such further powers and perform such further duties as are specified in this Code of By-laws or as the Board of Directors may, from time to time, assign or delegate to the Chairperson of the Board.
If at any time the person serving as Chairperson of the Board ceases to be the Chairperson of the Board for any reason, and prior to that time the Board of Directors has not appointed another member of the Board of Directors to succeed such person as Chairperson of the Board, the Vice Chairperson of the Board, at that time and without further action by the Board of Directors, shall become the Chairperson of the Board and shall serve in that capacity until he or she is replaced as Chairperson of the Board by the Board of Directors or ceases to be a member of the Board of Directors.
Section 4.15    Mandatory Classified Board Structure. The provisions of Indiana Code Section 23-1-33-6(c) shall not apply to the Corporation.
ARTICLE 5.
Committees
Section 5.01    Creation; Powers. The Board of Directors may create one (1) or more committees and appoint members of the Board of Directors to serve on them. Any such committee may have one (1) or more members, who shall serve at the pleasure of the Board of Directors. The creation of such a committee and appointment of members to it must be effected by resolution of the Board of Directors approved by a majority of all the Directors in office at the time of such approval. Any such committee shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution, in the articles of incorporation of the Corporation or this Code of By-laws, except that no such committee may take any of the actions specified in Section 23-1-34-6(e) of the Act.
Any such committee may authorize the seal of the Corporation to be affixed to all papers that may require it. In addition to and subject to the above, such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by the Board of Directors.
Section 5.02    Procedure; Meetings; Quorum. Any committee created pursuant to Section 5.01 shall keep regular minutes of its actions and proceedings in a book provided for that purpose and report the same to the Board of Directors at its meeting next succeeding such action, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by such committee or the Board of Directors. Should a committee fail to fix its own rules, the provisions of this Code of By-laws pertaining to the calling of meetings and conduct of business by the Board of Directors shall apply as nearly as may be possible. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.
Section 5.03    Substitution and Removal of Members; Vacancies. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. The Board of Directors shall have the power at any time to remove any member(s) of a committee and to appoint other Directors in lieu of the person(s) so removed and shall also have the power to fill vacancies in a committee.
ARTICLE 6.
The Officers
Section 6.01    Number of Officers. The officers of the Corporation shall consist of a President (who shall, as such, be the Chief Executive Officer of the Corporation, in accordance with Section 6.07), a Secretary and a Treasurer, and may, in addition, consist of one or more Executive Vice Presidents, Senior Vice Presidents or Vice Presidents, a Chief Financial Officer, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be determined by the Board of Directors. Any two or more offices may be held by the same person except that the offices of President and Secretary shall not be held by the same person.
Section 6.02    Qualifications of Officers. Each officer of the Corporation shall be an adult individual. The officers of the Corporation need not be shareholders and need not be residents of the State of Indiana or citizens of the United States of America.
Section 6.03    Election of Officers. The officers of the Corporation shall be elected by the Board of Directors at each annual meeting of the Board of Directors. Each officer shall serve as such until the next ensuing annual meeting of the Board of Directors and until his or her successor shall have been duly elected and shall have qualified, except as hereinafter provided. Each officer shall be deemed to have qualified as such upon his or her election.
Section 6.04    Removal of Officers. Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.
Section 6.05    Resignation of Officers. Any officer of the Corporation may resign at any time, with or without cause, by delivering written notice of his or her resignation to the Board of

Directors, the Chairperson of the Board or the Secretary. The resignation shall take effect when such notice is delivered, unless such notice specifies a later effective date, and, unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective.
Section 6.06    Filling of Vacancies. Any vacancies in the offices of the Corporation because of death, adjudication of incompetency, resignation, removal or any other cause shall be filled for the unexpired portion of the term of that office by the Board of Directors.
Section 6.07    The President. The President shall be the Chief Executive Officer of the Corporation. The President shall be responsible for the active overall direction and administration of the affairs of the Corporation, subject, however, to the control of the Board of Directors. In general, the President shall have such powers and perform such duties as are incident to the office of the president and chief executive officer of a business corporation and shall, in addition, have such other and further powers and perform such other further duties as are specified in this Code of By-laws or as the Board of Directors may, from time to time, assign to or delegate to the President or the Chief Executive Officer. At the request of the President, any Vice President, Senior Vice President, or Executive Vice President may, in the case of absence or inability to act of the President, temporarily act in his or her place. In the case of the President’s death or inability to act without having designated a Vice President, Senior Vice President, or Executive Vice President to act temporarily in his or her place, an officer of the Corporation so to perform the duties of the President shall be designated by the Board of Directors.
Section 6.08    The Vice Presidents. Each Vice President (if one or more Vice Presidents are elected) shall assist the Chairperson of the Board and the President in their duties and shall have such other powers and perform such other duties as the Board of Directors, the Chairperson of the Board, the President, or any Executive Vice President or Senior Vice President may, from time to time, assign or delegate to him or her.
Section 6.09    The Secretary. The Secretary shall be the chief custodial officer of the Corporation. The Secretary shall keep or cause to be kept, in minute books provided for the purpose, the minutes of the proceedings of the shareholders and the Board of Directors. The Secretary shall see that all notices are duly given in accordance with the provisions of this Code of By-laws and as required by law. The Secretary shall be custodian of the minute books, archives, records, and the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized by the shareholders, the Board of Directors, the Chairperson of the Board or the President or as required by law. In general, the Secretary shall have such powers and perform such duties as are incident to the office of secretary of a business corporation and shall, in addition, have such further powers and perform such further duties as are specified in this Code of By-laws or as the Board of Directors, the Chairperson of the Board, or the President may, from time to time, assign or delegate to the Secretary.
Section 6.10    The Assistant Secretaries. Each Assistant Secretary (if one or more Assistant Secretaries are elected) shall assist the Secretary in his or her duties, and shall have such other powers and perform such other duties as the Board of Directors, the Chairperson of the Board, the President or the Secretary may, from time to time, assign or delegate to him or her. At the request of the Secretary, any Assistant Secretary may, in the case of the absence or inability to act of the Secretary, temporarily act in his or her place. In the case of the death or resignation of the Secretary, or in the case of the Secretary’s absence or inability to act without having designated an Assistant Secretary to act temporarily in his or her place, the Assistant Secretary so to perform the duties of the Secretary shall be designated by the President.

Section 6.11    The Treasurer. The Treasurer shall have such powers and perform such duties as are incident to the office of treasurer of a business corporation and have such further powers and perform such further duties as the Board of Directors, the Chairperson of the Board, the President, or the Chief Financial Officer may, from time to time, assign or delegate to the Treasurer.
Section 6.12    The Assistant Treasurers. Each Assistant Treasurer (if one or more Assistant Treasurers are elected) shall assist the Treasurer in his or her duties, and shall have such other powers and perform such other duties as the Board of Directors, the Chairperson of the Board, the President or the Treasurer may, from time to time, assign or delegate to such Assistant Treasurer. At the request of the Treasurer, any Assistant Treasurer may, in the case of the absence or inability to act of the Treasurer, temporarily act in the Treasurer’s place. In the case of the death or resignation of the Treasurer, or in the case of his or her inability to act without having designated an Assistant Treasurer to act temporarily in his or her place, the Assistant Treasurer so to perform the duties of the Treasurer shall be designated by the President.
Section 6.13    Function of Offices. The offices of the Corporation are established in order to facilitate the day to day administration of the affairs of the Corporation in the ordinary course of its business and to provide an organization capable of executing and carrying out the decisions and directions of the Board of Directors. The officers of the Corporation shall have such powers and perform such duties as may be necessary or desirable to conduct and effect all transactions in the ordinary course of the business of the Corporation without further authorization by the Board of Directors and such further powers as are granted by this Code of By-laws or are otherwise granted by the Board of Directors.
ARTICLE 7.
Indemnification
Section 7.01    Definitions. As used in this Article 7:
(a)“expenses” includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements and other out-of-pocket costs) actually and reasonably incurred by an Eligible Person (as hereinafter defined) in connection with the investigation, defense, settlement, or appeal of a proceeding or establishing or enforcing a right to indemnification or advancement of expenses under this Article; provided, however, that expenses shall not include any judgments, fines, ERISA excise taxes or penalties, or amounts paid in settlement of a proceeding.
(b)“proceeding” includes, without limitation, any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing, or any other proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, whether by a third party or by or in the right of the Corporation, by reason of the fact that an Eligible Person is or was a director, officer, or employee of the Corporation or, while a director, officer, or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, member, manager, trustee, employee, fiduciary, or agent of another domestic or foreign corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, or an affiliate of the Corporation, whether for profit or not.
Section 7.02    Indemnity. The Corporation shall indemnify any person who is or was a director, officer, or employee of the Corporation (“Eligible Person”) in accordance with the provisions of this Section 7.02 if the Eligible Person is a party to or threatened to be made a party to any proceeding against all expenses, judgments, fines (including any excise tax or penalty assessed with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by the Eligible Person in connection with such proceeding, but only (a) if the Eligible Person acted in good faith, and (b) (i) in the case of conduct in the Eligible Person’s official capacity with the Corporation, if the Eligible Person acted in a manner which the Eligible Person reasonably believed to be in the best interests of the Corporation, or (ii) in the case of conduct other than in the Eligible Person’s official capacity with the Corporation, if the Eligible Person acted in a manner which the Eligible Person reasonably believed was at least not opposed to the best interests of the Corporation, and (c) in the case of a criminal proceeding, the Eligible Person had reasonable cause to believe that the Eligible Person’s conduct was lawful or had no reasonable cause to believe that the Eligible Person’s conduct was unlawful, and (d) if required by the Act, the Corporation makes a determination that indemnification of the Eligible Person is permissible because the Eligible Person has met the standard of conduct as set forth in the Act.
Section 7.03    Indemnification of Expenses of Successful Party. Notwithstanding any other provisions of this Article, to the extent that the Eligible Person has been wholly successful, on the merits or otherwise, in the defense of any proceeding or in defense of any claim, issue, or matter therein, including the dismissal of an action without prejudice, the Corporation shall indemnify the Eligible Person against all expenses incurred in connection therewith.
Section 7.04    Additional Indemnification. Notwithstanding any limitation in Sections 7.02 or 7.03, the Corporation shall indemnify the Eligible Person to the full extent authorized or permitted by any amendments to or replacements of the Act adopted after the date of adoption of this Article that increase the extent to which a corporation may indemnify its Eligible Persons if the Eligible Person is a party to or threatened to be made a party to any proceeding against all expenses, judgments, fines (including any excise tax or penalty assessed with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by the Eligible Person in connection with such proceeding.
Section 7.05    Exclusions. Notwithstanding any provision in this Article 7, the Corporation shall not be obligated under this Article to make any indemnity or advance expenses in connection with any claim made against the Eligible Person:
(a)for which payment has actually been made to or on behalf of the Eligible Person under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under such insurance or other indemnity provision;
(b)if a court having jurisdiction in the matter shall finally determine that an Eligible Person derived an improper personal benefit from any transaction;
(c)if a court having jurisdiction in the matter shall finally determine that an Eligible Person is liable for disgorgement of profits resulting from the purchase and sale or sale and purchase by the Eligible Person of securities of the Corporation in violation of Section 16(b) of the Exchange Act and amendments thereto or similar provisions of any federal, state, or local statutory law or common law;
(d)if a court having jurisdiction in the matter shall finally determine that such indemnification is not lawful under any applicable statute or public policy (in this respect, if applicable, both the Corporation and the Eligible Person have been advised that the Securities and Exchange Commission takes the position that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or
(e)in connection with any proceeding (or part thereof) initiated by the Eligible Person against the Corporation or its directors, officers, or employees, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, or (iv) the proceeding is initiated pursuant to Section 7.08 hereof and the Eligible Person is successful in whole or in part in such proceeding.
Section 7.06    Advancement of Expenses. The expenses incurred by the Eligible Person in any proceeding shall be paid promptly by the Corporation upon demand and in advance of final disposition of the proceeding at the written request of the Eligible Person, if (a) the Eligible Person furnishes the Corporation with a written affirmation of the Eligible Person’s good faith belief that the Eligible Person has met the standard of conduct required by the Act or this Article, (b) the Eligible Person furnishes the Corporation with a written undertaking to repay such advance to the extent that it is ultimately determined that the Eligible Person did not meet the standard of conduct that would entitle the Eligible Person to indemnification, and (c) if required by the Act, the Corporation makes a determination that the facts known to those making the determination would not preclude indemnification under the Act. Such advances shall be made without regard to the Eligible Person’s ability to repay such expenses.
Section 7.07    Notification and Defense of Claim. To obtain indemnification under this Article, as soon as practicable after receipt by the Eligible Person of notice of the commencement of any proceeding, the Eligible Person shall, if a claim in respect thereof is to be made against the Corporation under this Article, notify the Corporation of the commencement thereof; provided, however, that the omission so to notify the Corporation will not relieve the Corporation from any liability which it may have to the Eligible Person otherwise than under this Article. With respect to any such proceeding as to which the Eligible Person notifies the Corporation of the commencement thereof:
(a)The Corporation will be entitled to participate therein at its own expense.
(b)Except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with legal counsel reasonably satisfactory to the Eligible Person. The Eligible Person shall have the right to employ separate counsel in such proceeding, but the Corporation shall not be liable to the Eligible Person under this Article, including Section 7.06 hereof, for the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense, unless (i) the Eligible Person reasonably concludes that there may be a conflict of interest between the Corporation and the Eligible Person in the conduct of the defense of such proceeding or (ii) the Corporation does not employ counsel to assume the defense of such proceeding. The Corporation shall not be entitled to assume the defense of any proceeding brought by the Corporation or as to which the Eligible Person shall have made the conclusion provided for in (i) above.
(c)If two or more persons who may be entitled to indemnification from the Corporation, including the Eligible Person, are parties to any proceeding, the Corporation may require the Eligible Person to engage the same legal counsel as the other parties. The Eligible Person shall have the right to employ separate legal counsel in such proceeding, but the Corporation shall not be liable to the Eligible Person under this Article, including Section 7.06 hereof, for the fees and expenses of such counsel incurred after notice from the Corporation of the requirement to engage the same counsel as other parties, unless the Eligible Person reasonably concludes that there may be a conflict of interest between the Eligible Person and any of the other parties required by the Corporation to be represented by the same legal counsel.
(d)The Corporation shall not be liable to indemnify the Eligible Person under this Article for any amounts paid in settlement of any proceeding effected without its written consent in advance which consent shall not be unreasonably withheld. The Corporation shall be permitted to settle any proceeding the defense of which it assumes, except the Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on the Eligible Person without the Eligible Person’s written consent, which consent shall not be unreasonably withheld.
Section 7.08    Enforcement. Any right to indemnification or advances granted by this Article to the Eligible Person shall be enforceable by or on behalf of the Eligible Person in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within 90 days of a written request therefor. The Eligible Person, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. Neither the failure of the Corporation (including its Board of Directors or its shareholders) to make a determination prior to the commencement of such enforcement action that indemnification of the Eligible Person is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or its shareholders) that such indemnification is improper, shall be a defense to the action or create a presumption that the Eligible Person is not entitled to indemnification under this Article or otherwise. The termination of any proceeding by judgment, order of court, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Eligible Person is not entitled to indemnification under this Article or otherwise.
Section 7.09    Partial Indemnification. If the Eligible Person is entitled under any provisions of this Article to indemnification by the Corporation for some or a portion of the expenses, judgments, fines (including any excise tax or penalty assessed with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by the Eligible Person in the investigation, defense, appeal, or settlement of any proceeding but not, however, for the total amount thereof, the Corporation shall indemnify the Eligible Person for the portion of such expenses, judgments, fines (including any excise tax or penalty assessed with respect to any employee benefit plan) and amounts paid in settlement to which the Eligible Person is entitled.
Section 7.10    Nonexclusivity; Survival; Successors and Assigns. The indemnification and advance payment of expenses as provided by this Article shall not be deemed exclusive of any other rights to which the Eligible Person may be entitled under the Corporation’s articles of incorporation or any agreement, any vote of shareholders or directors, the Act, or otherwise, both as to action in the Eligible Person’s official capacity and as to action in another capacity. The right of the Eligible Person to indemnification under this Article shall vest at the time of occurrence or performance of any event, act or omission or any alleged event, act or omission giving rise to any action, suit or proceeding and, once vested, shall survive any actual or purported amendment, restatement or repeal of this Article by the Corporation or its successors or assigns whether by operation of law or otherwise and shall survive termination of the Eligible Person’s services to the Corporation and shall inure to the benefit of the heirs, personal representatives, and estate of the Eligible Person.
Section 7.11    Severability. If this Article or any portion thereof is invalidated on any ground by any court of competent jurisdiction, the Corporation shall indemnify the Eligible Person as to expenses, judgments, fines (including any excise tax or penalty assessed with respect to any employee benefit plan) and amounts paid in settlement with respect to any proceeding to the full extent permitted by any applicable portion of this Article that is not invalidated or by any other applicable law.
Section 7.12    Subrogation. In the event of payment under this Article, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Eligible Person, who shall as a condition of receiving indemnification hereunder execute all documents required and shall do all acts necessary or desirable to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.
ARTICLE 8
Miscellaneous Matters
Section 8.01    Fiscal Year. The fiscal year of the Corporation shall end at midnight on September 30 of each calendar year.
Section 8.02    Negotiable Instruments. All checks, drafts, bills of exchange and orders for the payment of money may, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be executed in its name by the President, a Vice President (including a Senior Vice President or Executive Vice President), the Treasurer, or an Assistant Treasurer, singly and without necessity of countersignature. The Board of Directors may, however, authorize any other officer or employee of the Corporation to sign checks, drafts and orders for the payment of money, singly and without necessity of countersignature.
Section 8.03    Notes and Obligations. All notes and obligations of the Corporation for the payment of money other than those to which reference is made in Section 8.02 of this Code of By-laws, may, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be executed in its name by the President, a Vice President (including a Senior Vice President or Executive Vice President), or the Treasurer, singly and without necessity of either attestation or affixation of the corporate seal by the Secretary or an Assistant Secretary.
Section 8.04    Deeds and Contracts. All deeds and mortgages made by the Corporation and all other written contracts and agreements to which the Corporation shall be a party may, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be executed in its name by the President or a Vice President (including a Senior Vice President or Executive Vice President) singly and without necessity of either attestation or affixation of the corporate seal by the Secretary or an Assistant Secretary.
Section 8.05    Endorsement of Stock Certificates. Any certificate for shares of stock issued by any corporation and owned by the Corporation (including shares of Common Stock held by the Corporation as treasury stock) may, unless otherwise required by law, be endorsed for sale or transfer by the President or a Vice President (including a Senior Vice President or Executive Vice President), and attested by the Secretary or an Assistant Secretary; the Secretary or an Assistant Secretary, when necessary or required, may affix the corporate seal to the certificate.
Section 8.06    Voting of Stock. Any shares of stock issued by any other corporation and owned by the Corporation may be voted at any shareholders’ meeting of the other corporation by the President, if the President is present, or in the President’s absence by the Chief Financial Officer or a Vice President, Senior Vice President, or Executive Vice President. Whenever, in the judgment of the President, it is desirable for the Corporation to execute a proxy or to give a shareholders’ consent with respect to any shares of stock issued by any other corporation and owned by the Corporation, the proxy or consent may be executed in the name of the Corporation by the President, the Chief Financial Officer or a Vice President, Senior Vice President, or Executive Vice President singly and without necessity of either attestation or affixation of the corporate seal by the Secretary or an Assistant Secretary. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power, and authority to vote the share or shares of stock issued by the other corporation and owned by the Corporation the same as the share might be voted by the Corporation.

Section 8.07    Corporate Seal. The corporate seal of the Corporation shall be circular in form and mounted on a metal die, suitable for impressing the same on paper. About the upper periphery of the seal shall appear the words “Hillenbrand, Inc.,” and about the lower periphery of the seal shall appear the word “Indiana.” In the center of the seal shall appear the words “Corporate Seal.” No instrument executed by any of the officers of the Corporation shall be invalid or ineffective in any respect by reason of the fact that the corporate seal has not been affixed to it.
Section 8.08    Control Share Acquisitions. The provisions of Chapter 42 of the Indiana Business Corporation Law, Ind. Code §23-1-42-1 et seq., shall not apply to control share acquisitions of shares of the Corporation.
Section 8.09    Amendments. Except as otherwise expressly provided in the Corporation’s articles of incorporation or by the Act, this Code of By-laws and any bylaw herein may be made, altered, amended or repealed by either (a) the Board of Directors by the affirmative vote of a number of Directors equal to a majority of the number who would constitute a full Board of Directors at the time of such action, or (b) the affirmative vote, at a meeting of shareholders, of at least a majority of the votes entitled to be cast by the holders of the outstanding shares of all classes of stock of the Corporation entitled to vote generally in the election of Directors, considered for purposes of this Section 8.09 as a single voting group, provided, however, that no bylaw may be adopted that is inconsistent with the Act.
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